Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2025 relating to the financial statements of Opendoor Technologies Inc. and the effectiveness of Opendoor Technologies Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Opendoor Technologies Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

San Francisco, California
September 12, 2025